Exhibit 10.15

Date: March 8, 2019 BORQS Hong Kong Limited as Guarantor Partners for Growth V, L.P. as Lender
DEED OF GUARANTEE AND INDEMNITY

THIS GUARANTEE (this “Guarantee”) is made as a deed this March 8, 2019

BETWEEN:

(1)	BORQS Hong Kong Limited, a private company limited by shares duly incorporated and validly existing under the laws of Hong Kong with registration number 1151010 and registered address at Office B, 21/F., Legend Tower, 7 Shing Yip Street, Kwun Tong, Kowloon (the “Guarantor”); and

(2)	PARTNERS FOR GROWTH V, L.P., a Delaware limited partnership, with its principal place of business at 1751 Tiburon Blvd., Tiburon, CA 94920, USA (the “Lender”).

IT IS AGREED as follows:

1.	Definitions and Interpretation

1.1.	Definitions

Unless otherwise defined herein, capitalised terms used in this Guarantee have the meaning given to such terms in the Loan Agreement (as defined below). In addition, in this Guarantee, unless the context otherwise requires, the following expressions shall have the following meanings:

“Encumbrance”	means any mortgage, charge, pledge, lien (otherwise than arising by statute or operation of law) or other encumbrance, priority or security interest, deferred purchase, title retention, leasing, sale-and-repurchase, sale-and-leaseback arrangement whatsoever over or in any property, assets or rights or interest of whatsoever nature or any agreement for any of the same;

“Guaranteed Obligations”	means all present and future obligations and liabilities of the Obligors to the Lender under the Loan Agreement and the other Loan Documents, whether actual or contingent and whether owed or incurred alone or jointly and/or severally with another and as principal or as surety or in any other capacity or of any nature; and

“Loan Agreement”	means the California law Amended and Restated Loan and Security Agreement originally dated 30 April 2018 as amended on 17 December 2018 and as amended and restated on or about the date hereof between the Lender as lender, the Guarantor and BORQS Technologies (HK) Limited as borrowers and BORQS Technologies, Inc. and BORQS International Holding Corp as guarantors.

1.2.	Construction

Any reference in this Guarantee to:

(a)	the Lender or the Guarantor or any other person includes its respective successors in title, permitted assigns and/or permitted transferees;

(b)	a Clause is a reference to a clause of this Guarantee;

(c)	this Guarantee, the Loan Agreement or any other agreement or document is a reference to this Guarantee, the Loan Agreement or such other agreement or document as the same may have been, or may from time to time be, amended, varied, supplemented or novated;

(d)	the Guaranteed Obligations includes a reference to any part of them;

(e)	the singular shall include the plural and vice versa;

(f)	a person includes any person, firm, company, corporation, government, state or agency of a state or any association, trust or partnership (whether or not having a separate legal personality) and any other entity or two or more of the foregoing; and

(g)	any statute or statutory provision or ordinance shall include any statute or statutory provision or ordinance which amends, extends, consolidates or replaces the same (whether before or after the date of this Guarantee) or which has been amended, extended, consolidated or replaced by the same and shall include any order, regulation, instrument or other subordinate legislation made under the relevant statute or statutory provision or ordinance.

1.3.	Third Party Rights

Apart from a permitted assignee of the Lender pursuant to Clause 15.1, a person who is not a party to this Guarantee has no rights under the Contracts (Rights of Third Parties) Ordinance (Cap. 623 of the laws of Hong Kong) to enforce or enjoy the benefit of any term of this Guarantee.

2.	Guarantee

In consideration of the Lender agreeing to enter into the Loan Agreement and making available loans or other banking facilities, or giving time, credit or accommodation to the Obligors, the Guarantor hereby irrevocably, unconditionally and absolutely:

(a)	guarantees to the Lender punctual payment and performance of the Guaranteed Obligations; and

(b)	undertakes that the Guarantor will on demand make good any default by any Obligor in the payment or discharge of the Guaranteed Obligations as if the Guarantor instead of the Obligor were expressed to be the primary obligor in respect of the Guaranteed Obligations.

3.	Indemnity

For the same consideration, the Guarantor agrees as a primary obligor to indemnify the Lender immediately on demand against any loss, cost or liability suffered by the Lender if any Guaranteed Obligations or any actual or purported agreement, arrangement or instruction relating to any Guaranteed Obligations is or becomes invalid, unenforceable or illegal, irrespective of whether the reason for such invalidity, unenforceability or illegality was or ought to have been known to the Lender. The amount of such loss shall be the amount which the Lender would otherwise have been entitled to recover from the Obligors.

4.	Representations and Warranties

The Guarantor makes the representations and warranties set out in this Clause 4 (Representations and Warranties) to the Lender.

4.1.	Status

The Guarantor is a company, duly incorporated, and validly existing under the laws of its jurisdiction of incorporation and has the power to carry on its business as it is now being conducted and to own property and other assets and is in good standing.

4.2.	Powers, Authority and Non-Conflict

The execution, delivery and performance of this Guarantee is within the corporate powers of the Guarantor, has been duly authorised by all necessary corporate and other action and does not and will not conflict with (a) any law or regulation applicable to it; (b) any constitutional documents of the Guarantor; or (c) any agreement or instrument binding on the Guarantor.

4.3.	Legal Validity

The obligations and liabilities expressed to be assumed by the Guarantor under this Guarantee are legal, valid, binding and enforceable obligations of the Guarantor (subject to applicable equitable principles and insolvency laws) and it is not necessary in order to ensure the legality, validity and enforceability of this Guarantee that it be filed, recorded or enrolled with any court or authority anywhere or that any stamp duty, registration or similar tax be paid on or in relation to it.

4.4.	Authorisations

All authorisations, consents, approvals, resolutions, licences, exemptions, filings or registrations required under any applicable law or regulation (a) to enable it lawfully to carry on its business and to enter into, exercise its rights and comply with its obligations in this Guarantee, and (b) to make this Guarantee admissible in evidence in its jurisdiction of incorporation have been obtained or effected and are in full force and effect.

4.5.	Choice of Law

The choice of the law of Hong Kong as the governing law of this Guarantee will be recognised and enforced in its jurisdiction of incorporation.

4.6.	No litigation

No litigation, arbitration or administrative proceeding is current, pending or (to the knowledge of the Guarantor) threatened against the Guarantor:

(a)	to restrain the entry into by the Guarantor of, the exercise by the Guarantor of its rights and/or performance or enforcement of or compliance with its obligations under this Guarantee; or

(b)	which has or could have a material adverse effect on or on the financial condition of the Guarantor or the ability of the Guarantor to make any payment when due or to perform any of its other obligations in accordance with this Guarantee.

4.7.	Security and Ranking

Save for any Permitted Liens, no Encumbrance exists over any of the undertaking or the present or future revenues or assets of the Guarantor and the obligations of the Guarantor under this Guarantee are or will be its direct, general and unconditional obligations and rank or will rank at least pari passu in all respects with all its other present and future unsecured and unsubordinated indebtedness and obligations (including contingent obligations), with the exception of indebtedness and obligations mandatorily preferred by law and not by contract.

4.8.	Time when representations and warranties are made

The Guarantor represents, warrants and agrees that each of the representations and warranties contained in this Clause 4 will be and remain correct so long as it has any liability (contingent or actual) under this Guarantee.

5.	Continuing Guarantee

This Guarantee is a continuing guarantee for all the Guaranteed Obligations and will extend to the ultimate balance of the Guaranteed Obligations, regardless of any intermediate discharge or payment of or on account of the Guaranteed Obligations or any intermediate settlement of accounts between the Lender and any Obligor or any other person. No demand made by the Lender under this Guarantee shall restrict the right of the Lender to make further or other demands.

6.	Interest

The Guarantor shall on demand pay to the Lender interest at the Default Rate on any amount for the time being due from the Guarantor to the Lender under this Guarantee (both before and after judgement) from the date of a demand for payment under this Guarantee until actual payment in full.

7.	Opening of New Accounts

If for any reason this Guarantee ceases to be a continuing security, the Lender may open a new account for each Obligor. If the Lender does not open a new account, it shall nevertheless be treated as if it had done so at the time this Guarantee ceased to be a continuing security. As from that time all payments made to the Lender will be credited or treated as having been credited to the new account and will not operate to reduce the obligations of the Guarantor under this Guarantee.

8.	Waiver of Defences

The liability of the Guarantor under this Guarantee shall not be reduced, discharged or otherwise adversely affected by any of the events or circumstances set out in this Clause 8 (Waiver of Defences).

8.1.	Variations

Any determination, renewal, variation (however fundamental), replacement, discharge, release or increase of, or composition or arrangement by the Lender relating to, any credit or facilities to the Obligors or of or relating to the Guaranteed Obligations.

8.2.	Time or Indulgence

The grant by the Lender to any Obligor or any other person of any time, waiver, consent or indulgence.

8.3.	Dealings with Security

Any taking, dealing, exchange, renewal, variation, release, compromise, discharge, composition, arrangement or modification in relation to any guarantee, security or right which the Lender may now or after the date of this Guarantee have in respect of the Guaranteed Obligations.

8.4.	Negotiable Instruments

The renewal by the Lender of any bill, promissory note or other negotiable instrument or security.

8.5.	Other Guarantees or Security

The Lender obtaining or refusing, neglecting or otherwise failing to obtain, perfect, enforce or claim any other guarantee, security or right (whether contemporaneously with this Guarantee or otherwise) or any non-presentation or non-observance of any formality or other requirement in respect of any instrument or any failure to realise the full value of any security.

8.6.	Incapacity

Any incapacity or lack of power, authority or legal personality of or dissolution or change in the members or status of the Obligor or any other person.

8.7.	Unenforceability

Any unenforceability, illegality, invalidity or non-provability of any obligation of the Obligor or any person under any document, agreement or security.

8.8.	Insolvency

Any liquidation, composition, insolvency, administration, bankruptcy, death or other incapacity, or any alteration in the corporate existence or structure, of any of the Obligors, the Guarantor or any other person.

8.9.	Other Circumstances

Any other act, omission, matter or thing which, but for this provision, would or might reduce, discharge or otherwise adversely affect the obligations of the Guarantor under this Guarantee.

9.	Reinstatement

If any payment by any Obligor or any other person or any discharge given by the Lender (whether in respect of the Guaranteed Obligations or any security for those obligations or otherwise) is avoided or reduced as a result of insolvency or any similar event:

(a)	the liability of the Guarantor shall continue as if the payment, discharge, avoidance or reduction had not occurred; and

(b)	the Lender shall be entitled to recover the value or amount of that security or payment from the Guarantor, as if the payment, discharge, avoidance or reduction had not occurred.

10.	Deferral of Guarantor’s Rights

10.1.	Restriction on Rights or Claims

Until all of the Guaranteed Obligations have been irrevocably paid or discharged in full, the Guarantor will not, unless the Lender otherwise directs:

(a)	make or enforce any claim (including, but not limited to, a claim by way of set-off or counterclaim) or right against any Obligor or prove as a creditor of any Obligor in competition with the Lender, whether in respect of any payment under this Guarantee made by the Guarantor or otherwise; or

(b)	be entitled to claim or have the benefit of, any set-off, counterclaim or proof against, or dividend paid on a winding-up or administration of or composition with creditors by any Obligor or any Obligor’s estate; or

(c)	be entitled to claim or otherwise obtain the benefit (by way of subrogation or otherwise) of any security or guarantee or indemnity at any time held by the Lender for or in respect of any of the Guaranteed Obligations; or

(d)	claim or enforce any right of contribution against any co-surety.

10.2.	Proof at the Lender’s Request

If requested by the Lender the Guarantor shall:

(a)	exercise any right of proof or claim in the winding-up, administration, voluntary arrangement, bankruptcy or estate of any Obligor on behalf of the Lender and hold any dividend or other money received in respect of such proof or claim upon trust for the Lender to the extent of the Guaranteed Obligations; and

(b)	hold upon trust for the Lender any money which it may receive or recover from any co-surety by virtue of any rights of contribution.

10.3.	Monies held on Trust

If while the Guarantor remains under any liability to the Lender under this Guarantee, any monies or other property or assets shall be received or recovered by the Guarantor in breach of any provisions of this Clause 10 (Deferral of Guarantor’s Rights), such monies or other property or assets shall, to the extent of such liability, be held upon trust to pay or transfer the same to the Lender.

11.	Suspense Account

The Lender may at any time place and keep to the credit of a separate interest bearing suspense account any monies received under this Guarantee for so long and in such manner as the Lender may determine without any obligation to apply such monies or any part of them in or towards the discharge of the Guaranteed Obligations. In the event of any proceedings in or analogous to bankruptcy, liquidation, composition or arrangement of or concerning any Obligor, the Lender may notwithstanding any payment made under this Guarantee prove for a claim and agree to accept any dividend or composition in respect of the whole or any part of the Guaranteed Obligations as if this Guarantee had not been given.

12.	Other Means of Payment

Lender may make a demand under this Guarantee:

(a)	before making any demand on any Obligor or any Obligor’s estate or any other person or enforcing any other guarantee or security for the Guaranteed Obligations; and

(b)	for the payment of the ultimate balance after resorting to other means of payment, or for the balance due at any time notwithstanding that the Lender has not resorted to other means of payment (in which case the Guarantor shall not be entitled to any benefit from such other means of payment so long as the Guaranteed Obligations remain outstanding).

13.	Expenses

13.1.	Costs

The Guarantor shall pay to the Lender on demand all reasonable costs and expenses (including, but not limited to, legal fees) from time to time paid or incurred by the Lender in connection with taking, perfecting, preserving, defending or enforcing this Guarantee or in exercising any right or power under or in connection with this Guarantee, and shall indemnify the Lender against all such costs and expenses.

13.2.	Stamp Duty

The Guarantor shall pay on demand all stamp, documentary, registration and other similar duties and taxes of any kind and from any source, if any, to which this Guarantee may be subject or give rise and shall indemnify the Lender against any and all liability with respect to or resulting from any delay or failure by the Guarantor in making such payment.

13.3.	Value Added Tax

Where this Guarantee requires the Guarantor to re-imburse the Lender for any costs or expenses the Guarantor shall at the same time pay and indemnify the Lender against any value added tax (or any tax of a similar nature) incurred by the Lender in respect of the costs and expenses to the extent that the Lender determines that it is not entitled to credit or repayment of the value added tax (or other tax of a similar nature).

14.	Miscellaneous

14.1.	Additional Security

This Guarantee is in addition to and is not in any way prejudiced by any bill, note, guarantee, mortgage, charge or other security now or subsequently held by the Lender for any of the Guaranteed Obligations.

14.2.	No Deduction or Withholding

All payments made by the Guarantor to the Lender under this Guarantee shall (save insofar as required by law to the contrary) be paid in full without set-off or counterclaim and free and clear of and without any deduction or withholding or payment for or on account of any present or future tax, levy, duty, impost or other charge or withholding of a similar nature. If the Guarantor shall be required by law to effect any such deduction or withholding or payment the Guarantor shall immediately pay to the Lender such additional amount as will result in the immediate receipt by the Lender of the full amount which would otherwise have been received had no such deduction or withholding or payment been made.

14.3.	Set-off

The Lender may set-off any matured obligation owed by the Guarantor to the Lender against any obligation (whether or not matured) owed by the Lender to the Guarantor regardless of the place of payment, or currency of either obligation. If the obligations are in different currencies, the Lender may convert either obligation at a market rate of exchange for the purpose of the set-off in an amount estimated by it in good faith to be the amount of that obligation.

14.4.	Waivers; Rights Cumulative

No delay or omission of the Lender in exercising any right, power or privilege (each a “right”) under this Guarantee or otherwise available to it at law shall impair such right, or be construed as a waiver of such right nor shall any single or partial exercise of any such right preclude its further exercise or the exercise of any other right. The rights and remedies provided in this Guarantee are cumulative and not exclusive of any rights or remedies provided by law and may be waived only in writing and specifically.

14.5.	Severability

Any provision of this Guarantee which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Guarantee or affecting the validity or enforceability of such provision in any other jurisdiction.

14.6.	Certificates and Determinations

A certificate or determination by the Lender of the amount of the Guaranteed Obligations outstanding at any time or of any other amount payable by the Guarantor under this Guarantee is, in the absence of manifest error, conclusive evidence for all purposes of this Guarantee as against the Guarantor.

14.7.	Currency Indemnity

The Guarantor’s liability under this Guarantee is to pay to the Lender the full amount of the Guaranteed Obligations in the currency in which they are for the time being denominated. If, for any reason, any payment due from the Guarantor under or in connection with this Guarantee is made or is satisfied in a currency (the “Other Currency”) other than the currency in which the relevant payment is due (the “Contractual Currency”), then to the extent that the payment (when converted into the Contractual Currency at the rate of exchange on the date of payment or, in the case of the liquidation or insolvency of the Guarantor, at the rate of exchange on the latest date permitted by applicable law for the determination of liabilities in such liquidation or insolvency) actually received by the Lender falls short of the amount expressed to be due under the terms of this Guarantee, the Guarantor shall, as a separate and independent obligation, indemnify the Lender and hold the Lender harmless against the amount of such shortfall.

For the purpose of this Clause “rate of exchange” means the rate at which the Lender is able on the relevant date to purchase the Contractual Currency with the Other Currency and shall take into account any premium and other costs of exchange.

15.	Benefit of this Guarantee

15.1.	Assignment by the Lender

The Lender may assign or transfer all or any part of its rights under this Guarantee in connection with the assignment of its rights and obligations in accordance with the terms of Section 8.14 (Benefit of Agreement) of the Loan Agreement. The Guarantor shall enter into any documents reasonably specified by the Lender to be necessary to give effect to such assignment or transfer.

15.2.	No Assignment by the Guarantor

The Guarantor may not assign or transfer all or any part of its rights and/or obligations under this Guarantee.

15.3.	Disclosure of Information

The Lender may not disclose such information about the Guarantor unless such disclosure is made in compliance with Section 8.1 (Confidentiality) of the Loan Agreement.

16.	Notices and Demands

16.1.	Address

The Guarantor’s address and fax number for any notice, demand or other communication under or in connection with this Guarantee are set forth in Section 8.5 (Notices) of the Loan Agreement. Any such notice, demand or other communication shall also be effective if sent to the Guarantor’s registered office or the address of the Guarantor last known to the Lender.

16.2.	Method and Receipt

Any notice, demand or other communication to be given or made pursuant to this Guarantee to the Guarantor may be given or made in such manner and be deemed delivered at such time specified under Section 8.5 (Notices) of the Loan Agreement.

16.3.	English language

Any notice given under or in connection with this Guarantee must be in English.

17.	Governing Law

17.1.	This Guarantee shall be governed by and construed in accordance with the laws of Hong Kong. The parties hereto hereby submit to the non-exclusive jurisdiction of the Hong Kong Courts.

17.2.	The submission of the parties hereto to the jurisdiction of the Hong Kong Courts shall not restrict the right of the Lender to take proceedings in connection with this Guarantee in any other courts having, claiming or accepting jurisdiction in respect of matters pertaining to this Guarantee, including but not limited to the California Courts, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdiction whether concurrently or not.

17.3.	The Guarantor hereby irrevocably consents to the granting of any relief and/or the issue of any process in connection with any legal action or proceedings in connection with this Guarantee, including the making, enforcement or execution of any judgment or order against any of the property, assets or revenues of the Guarantor whatsoever.

EXECUTED and delivered on the date stated at the beginning of this document.

EXECUTED and DELIVERED	)
as a DEED by BORQS HONG KONG LIMITED	)

Acting by: /s/ Chan Sek Yuen Pat

Name: Chan Sek Yuen Pat 陳錫源
Title: Director

in the presence of :

/s/ Anthony Chan
Witness name: Anthony Chan
Witness occupation: CFO

EXECUTED and DELIVERED
as a DEED by PARTNERS FOR GROWTH V, L.P.	)

Acting by: /s/ Geoffrey Allan

Name: Geoffrey Allan

Title: Manager, Partners for Growth V, LLC, its managing member in the presence of :

/s/ Amy Spencer

Witness name: Amy Spencer

Witness Address

Witness occupation: Executive Director